FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
     FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (“Amendment”), dated September 21, 2006, by and among Champion Retail, Inc., a Michigan corporation (“Seller”), Bayshore Advantage LLC, a Delaware limited liability company (“Buyer”), and the other parties thereto.
     The parties have entered into a Stock Purchase Agreement, dated September 8, 2006 (the “Purchase Agreement”), for the purchase by Buyer of the equity interests of San Jose Advantage Homes, Inc., a California corporation. The parties wish to amend the Purchase Agreement as provided herein.
     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:
1. The first sentence of Section 2.1 of the Purchase Agreement is hereby amended to read in its entirety as follows:
“The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Dykema Gossett PLLC, Suite 300, 39577 Woodward, Bloomfield Hills, Michigan 48304, at 10:00 a.m., local time, on November 8, 2006, or at such earlier date as may be mutually agreed upon by Seller and Buyer (such time and date being referred to herein as the “Closing Date”).”
2. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
3. All other terms and conditions of the Purchase Agreement are hereby ratified and confirmed and remain in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BAYSHORE ADVANTAGE LLC		CHAMPION RETAIL, INC.

By:	/s/ James D. Nichols	By:	/s/ John J. Collins, Jr.

James D. Nichols, Managing Member		John J. Collins, Jr., Vice President

ENCORE PARTNERS, LLC		CHAMPION ENTERPRISES, INC.

By:	/s/ James D. Nichols	By:	/s/ John J. Collins, Jr.

James D. Nichols, Managing Member		John J. Collins, Jr., Senior Vice President